 Exhibit 10.6

THIS WARRANT AND THE SHARES ISSUABLE HEREUNDER HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR THE SECURITIES LAWS OF ANY STATE AND, EXCEPT AS SET FORTH IN SECTIONS 5.3 AND 5.4 BELOW, MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED UNLESS AND UNTIL REGISTERED UNDER SAID ACT AND LAWS OR IN THE OPINION OF LEGAL COUNSEL IN FORM AND SUBSTANCE SATISFACTORY TO THE COMPANY, SUCH OFFER, SALE, PLEDGE OR OTHER TRANSFER IS EXEMPT FROM SUCH REGISTRATION.

WARRANT TO PURCHASE SHARES

Company:	BEAMR IMAGING LTD, a private company incorporated under the Laws of the State of Israel, company number 51-433155-2 (the “Company”).

Number of Shares:	171 Series C Preferred Shares of the Company, par value NIS0.01 per share (“Series C Shares”), subject to adjustment thereafter from time to time in accordance with the provisions of this Warrant; provided, that if Holder elects for the Class to become Next Round Shares in accordance with the next paragraph, then the number of Shares for which this Warrant shall be exercisable on and as of the effectiveness of such election shall equal (a) US$210,000, divided by (b) the Next Round Price, subject to adjustment thereafter from time to time in accordance with the provisions of this Warrant.

Type/Series of Shares:	At Holder’s option, either (a) Series C Shares, or (b) Next Round Shares. As used herein, “Next Round Shares” means the class and series of convertible preferred shares or other security sold and issued in connection with the Next Round (as defined below); provided, that if the Company sells and issues units consisting of more than one type of security to investors in the next bona fide round (such as, by way of example only, a unit consisting of one or more shares of Company shares together with a warrant to purchase additional shares of the Company), then “Next Round Shares” shall mean such units. Holder shall notify the Company within seven (7) Business days following Holder’s actual receipt of the Next Round Notice if it elects for the Class to become Next Round Shares, and such election, if made by Holder, shall be effective on the later to occur of (a) the closing of the Next Round or (b) two (2) Business Days following Holder’s delivery to the Company of such election notice. As used herein, “Next Round” means the first sale or issuance by the Company on or after the Issue Date of this Warrant set forth above, in a single transaction or series of related transactions, of its preferred shares or other senior equity securities (or units consisting of more than one type of security) to one or more investors for cash for financing purposes.

Warrant Price:	Either (a) if the shares to be issued hereunder are Series C Shares then the lowest price per share paid by an investor for a share of Series C Shares, which as of the date hereof is US$1,229 per share (any reduction of such price shall automatically and immediately result in appropriate adjustment to the Number of Shares as provided above), or (b) if the shares to be issued hereunder are the Next Round Shares – then the Next Round Price, as the case may be; in each case, subject to adjustment thereafter from time to time in accordance with the provisions of this Warrant. As used herein, “Next Round Price” means the lowest price per share at which the Company sells and issues shares of the Next Round Shares.

Beamr – SVB Warrant

Issue Date:	February 19, 2017

Expiration Date:	15th anniversary of the Issue Date subject to Section 5.1(b) and Section 1.6(b).

Credit Facility:

This Warrant to Purchase Shares (“Warrant”) is issued in connection with that certain Loan and Security Agreement of even date herewith between Silicon Valley Bank, the Company and BEAMR, INC. (as amended, modified or restated from time to time, the “Loan Agreement”).

THIS WARRANT CERTIFIES THAT, for good and valuable consideration, SILICON VALLEY BANK (together with any successor or permitted assignee or transferee of this Warrant or of any shares issued upon exercise hereof, “Holder”) is entitled to purchase the number of fully paid and non-assessable shares (the “Shares”) of the above-stated Type/Series of Shares (the “Class”) of the Company at the above-stated Warrant Price, all as set forth above and as adjusted pursuant to Section 2 of this Warrant, subject to the provisions and upon the terms and conditions set forth in this Warrant. Reference is made to Section 5.4 of this Warrant whereby Silicon Valley Bank shall transfer this Warrant to its parent company, SVB Financial Group.

SECTION 1.EXERCISE.

1.1 Method of Exercise. Holder may at any time and from time to time exercise this Warrant, in whole or in part, by delivering to the Company the original of this Warrant together with a duly executed Notice of Exercise in substantially the form attached hereto as Appendix 1 and, unless Holder is exercising this Warrant pursuant to a cashless exercise set forth in Section 1.2, a check, wire transfer of same-day funds (to an account designated by the Company), or other form of payment acceptable to the Company for the aggregate Warrant Price for the Shares being purchased.

1.2 Cashless Exercise. On any exercise of this Warrant, in lieu of payment of the aggregate Warrant Price in the manner as specified in Section 1.1 above, but otherwise in accordance with the requirements of Section 1.1, Holder may elect to receive Shares equal to the value of this Warrant, or portion hereof as to which this Warrant is being exercised. Thereupon, the Company shall issue to the Holder such number of fully paid and non-assessable Shares as are computed using the following formula:

X	= Y(A-B)/A

where:

X =	the number of Shares to be issued to the Holder;

Y =	the number of Shares with respect to which this Warrant is being exercised (inclusive of the Shares surrendered to the Company in payment of the aggregate Warrant Price);

A =	the Fair Market Value (as determined pursuant to Section 1.3 below) of one Share; and

B =	the Warrant Price.

Beamr – SVB Warrant

1.3 Fair Market Value. If the Company’s ordinary shares are then traded or quoted on a nationally recognized securities exchange, inter-dealer quotation system or over-the-counter market (a “Trading Market”) and the Class is ordinary shares, the fair market value of a Share shall be the closing price or last sale price of an ordinary share of the Company reported for the Business Day immediately before the date on which Holder delivers this Warrant together with its Notice of Exercise to the Company. If the Company’s ordinary shares are then traded in a Trading Market and the Class is a series of the Company’s convertible preferred shares, the fair market value of a Share shall be the closing price or last sale price of a share of the Company’s ordinary shares reported for the Business Day immediately before the date on which Holder delivers this Warrant together with its Notice of Exercise to the Company multiplied by the number of shares of the Company’s ordinary shares into which a Share is then convertible. If the Company’s ordinary shares are not traded in a Trading Market, the Board of Directors of the Company and the Holder shall mutually determine the fair market value of a Share in their reasonable good faith judgment, provided however, that if the Holder and the Company cannot mutually agree on the fair market value, such value shall be determined by a reputable independent appraiser selected by the Holder with the consent of the Company (which consent shall not be unreasonably withheld), and whose fees and expenses shall be borne by the Company.

1.4 Delivery of Certificate and New Warrant. Within a reasonable time after Holder exercises this Warrant in the manner set forth in Section 1.1 or 1.2 above, the Company shall deliver to Holder a certificate representing the Shares issued to Holder upon such exercise and, if this Warrant has not been fully exercised and has not expired, a new warrant of like tenor representing the Shares not so acquired. As of and from the close of business on the date of receipt by the Company of the notice of exercise and subject to the receipt by the Company of the Warrant Price, if applicable, the Holder shall be deemed to be the Holder of the shares issuable upon such exercise, notwithstanding that the share transfer books of the Company shall then be closed and that certificates representing such shares shall not then be actually delivered to the Holder. The Company shall pay all duties, commission, taxes (subject to the provisions of Section 5.12 below) and other charges applicable to it, that may be payable in connection with the issuance of the shares and the preparation and delivery of share certificates pursuant to this Section 1.4 in the name of the Holder.

1.5 Replacement of Warrant. On receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this Warrant and, in the case of loss, theft or destruction, on delivery of an indemnity agreement reasonably satisfactory in form, substance and amount to the Company or, in the case of mutilation, on surrender of this Warrant to the Company for cancellation, the Company shall, within a reasonable time, execute and deliver to Holder, in lieu of this Warrant, a new warrant of like tenor and amount.

1.6 Treatment of Warrant Upon Acquisition of Company.

(a) Acquisition. For the purpose of this Warrant, “Acquisition” means any transaction or series of related transactions involving: (i) the sale, lease, exclusive license, or other disposition of all or substantially all of the assets of the Company, provided that all or substantially all of the consideration received for such transaction and which are available for distribution in accordance with applicable law and obligations of the Company is proposed to be distributed, as soon as legally practicable thereafter and in any event within 120 days from the consummation thereof, to the shareholders of the Company, (ii) any merger or consolidation of the Company into or with another person or entity (other than a merger or consolidation effected exclusively to change the Company’s domicile), or any other corporate reorganization, in which the shareholders of the Company in their capacity as such immediately prior to such merger, consolidation or reorganization, own less than a majority of the Company’s (or the surviving or successor entity’s) outstanding voting power immediately after such merger, consolidation or reorganization; or (iii) any sale or other transfer by the shareholders of the Company of shares representing at least a majority of the Company’s then-total outstanding combined voting power.

Beamr – SVB Warrant

(b) Treatment of Warrant at Acquisition. In the event of an Acquisition in which the consideration to be received by the Company’s shareholders consists solely of cash, solely of Marketable Securities or a combination of cash and Marketable Securities (a “Cash/Public Acquisition”), and the fair market value of one Share as determined in accordance with Section 1.3 above would be greater than the Warrant Price in effect on such date immediately prior to such Cash/Public Acquisition, and Holder has not exercised this Warrant pursuant to Section 1.1 above as to all Shares, then this Warrant shall automatically be deemed to be Cashless Exercised, pursuant to Section 1.2 above as to all Shares, effective immediately prior to and contingent upon the consummation of a Cash/Public Acquisition. In connection with such Cashless Exercise, Holder shall be deemed to have restated each of the representations and warranties in Section 4 of the Warrant as the date thereof and the Company shall promptly notify the Holder of the number of Shares (or such other securities) issued upon exercise. In the event of a Cash/Public Acquisition where the fair market value of one Share as determined in accordance with Section 1.3 above would be less than the Warrant Price in effect immediately prior to such Cash/Public Acquisition, then this Warrant will automatically and without the requirement for any action expire immediately prior to the consummation of such Cash/Public Acquisition.

(c) Upon the closing of any Acquisition other than a Cash/Public Acquisition defined above, either (i) the acquiring, surviving or successor entity shall assume the obligations of this Warrant, and this Warrant shall thereafter be exercisable for the same securities and/or other property as would have been paid for the Shares issuable upon exercise of the unexercised portion of this Warrant as if such Shares were outstanding on and as of the closing of such Acquisition, subject to further adjustment from time to time in accordance with the provisions of this Warrant; or (ii) if the acquiring, successor or surviving entity shall not have assumed this Warrant, then the aggregate Warrant Price shall be reduced to the greater of (x) One Dollar ($1.00) or (y) the aggregate par value of the Shares, and this Warrant shall be deemed to have been cashless exercised in full pursuant to Section 1.2 above as of immediately prior to the consummation of such Acquisition.

(d) As used in this Warrant, “Marketable Securities” means securities meeting all of the following requirements: (i) the issuer thereof is then subject to the reporting requirements of Section 13 or Section 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or comparable laws of any non-US jurisdiction in which a Trading Market for shares of the Class is established and is then current in its filing of all required reports and other information under the Act and the Exchange Act and/or under such law; (ii) the class and series of shares or other security of the issuer that would be received by Holder in connection with the Acquisition were Holder to exercise this Warrant on or prior to the closing thereof is then traded in Trading Market, and (iii) following the closing of such Acquisition, Holder would not be restricted from publicly re-selling all of the issuer’s shares and/or other securities that would be received by Holder in such Acquisition were Holder to exercise or convert this Warrant in full on or prior to the closing of such Acquisition, except to the extent that any such restriction (x) arises solely under federal or state securities laws, rules or regulations, and (y) does not extend beyond six (6) months from the closing of such Acquisition.

Beamr – SVB Warrant

SECTION 2. ADJUSTMENTS TO THE SHARES AND WARRANT PRICE.

2.1 Share Dividends, Splits, Etc. If the Company declares or pays a dividend or distribution on the outstanding shares of the Class payable in ordinary shares or other securities or property (other than cash), then upon exercise of this Warrant, for each Share acquired, Holder shall receive, without additional cost to Holder, the total number and kind of securities and property which Holder would have received had Holder owned the Shares of record as of the date the dividend or distribution occurred. If the Company subdivides the outstanding shares of the Class by reclassification or otherwise into a greater number of shares, the number of Shares purchasable hereunder shall be proportionately increased and the Warrant Price shall be proportionately decreased. If the outstanding shares of the Class are combined or consolidated, by reclassification or otherwise, into a lesser number of shares, the Warrant Price shall be proportionately increased and the number of Shares shall be proportionately decreased.

2.2 Reclassification, Exchange, Combinations or Substitution. Upon any event whereby all of the outstanding shares of the Class are reclassified, exchanged, combined, substituted, or replaced for, into, with or by Company securities of a different class and/or series, then from and after the consummation of such event, this Warrant will be exercisable for the number, class and series of Company securities that Holder would have received had the Shares been outstanding on and as of the consummation of such event, and subject to further adjustment thereafter from time to time in accordance with the provisions of this Warrant. The provisions of this Section 2.2 shall similarly apply to successive reclassifications, exchanges, combinations substitutions, replacements or other similar events.

2.3 Conversion of Preferred Shares. If the Class is a class and series of the Company’s convertible preferred shares, in the event that all outstanding shares of the Class are converted, automatically or by action of the holders thereof, into ordinary shares pursuant to the provisions of the Company’s Articles of Association (as may be amended from time to time) (the “Articles of Association”), including, without limitation, in connection with the Company’s initial, underwritten public offering and sale of its ordinary shares pursuant to an effective registration statement under the Act (the “IPO”), then from and after the date on which all outstanding shares of the Class have been so converted, this Warrant shall be exercisable for such number of ordinary shares into which the Shares would have been converted had the Shares been outstanding on the date of such conversion, and the Warrant Price shall equal the Warrant Price in effect as of immediately prior to such conversion divided by the number of ordinary shares into which one Share would have been converted, all subject to further adjustment thereafter from time to time in accordance with the provisions of this Warrant.

2.4 Adjustments for Diluting Issuances. Without duplication of any adjustment otherwise provided for in this Section 2, the number of ordinary shares issuable upon conversion of the Shares shall be subject to anti-dilution adjustment from time to time in the manner set forth in the Company’s Articles of Association as if the Shares were issued and outstanding on and as of the date of any such required adjustment.

2.5 Fractional Share. No fractional Share shall be issuable upon exercise of this Warrant and the number of Shares to be issued shall be rounded up to the nearest whole Share. If a fractional Share interest arises upon any exercise of the Warrant, the Company shall eliminate such fractional Share interest by paying Holder in cash the amount computed by multiplying the fractional interest by (i) the fair market value (as determined in accordance with Section 1.3 above) of a full Share, less (ii) the then-effective Warrant Price.

Beamr – SVB Warrant

2.6 Notice/Certificate as to Adjustments. Upon each adjustment of the Warrant Price, Class and/or number of Shares, the Company, at the Company’s expense, shall notify Holder in writing within a reasonable time setting forth the adjustments to the Warrant Price, Class and/or number of Shares and facts upon which such adjustment is based. The Company shall, upon written request from Holder, furnish Holder with a certificate of its Chief Financial Officer, including computations of such adjustment and the Warrant Price, Class and number of Shares in effect upon the date of such adjustment.

2.7 Notice of Next Round. The Company shall provide written notice to Holder of the Next Round not less than seven (7) Business Days prior to the anticipated closing, which notice shall state all material terms and conditions thereof and all material rights, power, preferences and privileges of the Next Round Shares (the “Next Round Notice”). Following delivery of such Next Round Notice, the Company shall promptly provide to Holder such copies of the draft and execution versions of the transaction documents in connection with the Next Round, including, without limitation, the Company’s amended and/or restated Articles of Association, the securities purchase agreement and pre and post-closing capitalization tables, as Holder shall request from time to time.

SECTION 3. REPRESENTATIONS AND COVENANTS OF THE COMPANY.

3.1 Representations and Warranties. The Company represents and warrants to, and agrees with, the Holder as follows:

(a) The initial Warrant Price applicable to Series C Shares referenced on the first page of this Warrant is not greater than the price per share at which Series C Shares were last sold and issued prior to the Issue Date hereof in an arms-length transaction in which at least $500,000 of such shares were sold.

(b) All Shares which may be issued upon the exercise of this Warrant, and all securities, if any, issuable upon conversion of the Shares, shall, upon issuance, be duly authorized, validly issued, fully paid and non-assessable, and free of any liens and encumbrances except for restrictions on transfer provided for herein, in the Company’s Articles of Association or under applicable US federal and state, Israeli or other non-US securities laws. The Company covenants that it shall at all times, cause to be reserved and kept available out of its authorized and unissued share capital such number of shares of the Class, ordinary shares and other securities as will be sufficient to permit the exercise in full of this Warrant and the conversion of the Shares into ordinary shares or such other securities.

(c) The Company’s capitalization table attached hereto as Schedule 1 is true and complete, in all material respects, as of the Issue Date.

3.2 Notice of Certain Events. If the Company proposes at any time to:

(a) declare any dividend or distribution upon the outstanding shares of the Class, whether in cash, property, shares, or other securities and whether or not a regular cash dividend;

Beamr – SVB Warrant

(b) offer for subscription or sale pro rata to the holders of the outstanding shares of the Class any additional shares of any class or series of the Company's shares (other than pursuant to contractual pre-emptive rights);

(c) effect any reclassification, exchange, combination, substitution, reorganization or recapitalization of the outstanding shares of the Class;

(d)	effect an Acquisition or to liquidate, dissolve or wind up; or

(e)	effect an IPO;

then, in connection with each such event, the Company shall give Holder:

(1) at least seven (7) Business Days prior written notice of the date on which a record will be taken for such dividend, distribution, or subscription rights (and specifying the date on which the holders of outstanding shares of the Class will be entitled thereto) or for determining rights to vote, if any, in respect of the matters referred to in (a) and (b) above;

(2) in the case of the matters referred to in (c) and (d) above at least seven (7) Business Days prior written notice of the date when the same will take place (and specifying the date on which the holders of outstanding shares of the Class will be entitled to exchange their shares for the securities or other property deliverable upon the occurrence of such event and such reasonable information as Holder may reasonably require regarding the treatment of this Warrant in connection with such event giving rise to the notice); and

(3) with respect to the IPO, at least seven (7) Business Days prior written notice of the date on which the Company proposes to file its registration statement in connection therewith.

Company will also provide information requested by Holder that is reasonably necessary to enable Holder to comply with Holder’s accounting or reporting requirements.

3.3 Registration Rights. Upon the exercise of this Warrant, the Company agrees that the Shares or, if the Shares are convertible into Ordinary Shares of the Company, such Ordinary Shares, shall have certain incidental, or “Piggyback,” and S-3 registration rights pursuant to and as set forth in the Company’s Amended and Restated Investors’ Rights Agreement as amended and in effect from time to time (the “Investors’ Rights Agreement”). The provisions set forth in the Company’s Investors’ Rights Agreement relating to the foregoing registration rights in effect as of the Issue Date may not be amended, modified or waived without the prior written consent of Holder unless such amendment, modification or waiver affects the rights associated with the Shares in the same manner as such amendment, modification, or waiver affects the rights associated with all other shares of the Class whose holders are parties thereto.

3.4 No Shareholder Rights. Except as provided in this Warrant, Holder will not have any rights as a shareholder of the Company until the exercise of this Warrant. Nothing in the foregoing to the contrary, upon exercise of this Warrant, or any portion thereof, the Holder shall be entitled to all rights of a holder of the class of shares constituting the Shares under the Articles of Association and in addition all rights on the same terms and conditions afforded, by contract or otherwise, to the investors and/or purchasers of such shares in connection with the applicable financing round in which such shares were purchased, as applicable and as of the exercise of the Warrant. The Holder shall join any investors'/shareholders’ rights agreement, shareholders agreement and any other agreement between the Company and the shareholders of the Company, then in effect, and to be deemed a holder thereunder of the class of shares constituting the Shares, and be afforded the same rights and obligations attached to the shares thereunder. Without derogating from the above, the parties hereby agree that upon exercise of this Warrant, the Shares purchased by the Holder in any such exercise shall be deemed “Registrable Securities”, and shall have piggyback registration rights and S-3 registration rights provisions pari-passu with the holders of Shares.

Beamr – SVB Warrant

SECTION 4.REPRESENTATIONS, WARRANTIES OF THE HOLDER.

The Holder represents and warrants to the Company as follows:

4.1 Purchase for Own Account. This Warrant and the securities to be acquired upon exercise of this Warrant by Holder are being acquired for investment for Holder’s account, not as a nominee or agent, and not with a view to the public resale or distribution within the meaning of the Act. Holder also represents that it has not been formed for the specific purpose of acquiring this Warrant or the Shares.

4.2 Disclosure of Information. Holder is aware of the Company’s business affairs and financial condition and has received or has had full access to all the information it considers necessary or appropriate to make an informed investment decision with respect to the acquisition of this Warrant and its underlying securities. Holder further has had an opportunity to ask questions and receive answers from the Company regarding the terms and conditions of the offering of this Warrant and its underlying securities and to obtain additional information (to the extent the Company possessed such information or could acquire it without unreasonable effort or expense) necessary to verify any information furnished to Holder or to which Holder has access.

4.3 Investment Experience. Holder understands that the purchase of this Warrant and its underlying securities involves substantial risk. Holder has experience as an investor in securities of companies in the development stage and acknowledges that Holder can bear the economic risk of such Holder’s investment in this Warrant and its underlying securities and has such knowledge and experience in financial or business matters that Holder is capable of evaluating the merits and risks of its investment in this Warrant and its underlying securities and/or has a preexisting personal or business relationship with the Company and certain of its officers, directors or controlling persons of a nature and duration that enables Holder to be aware of the character, business acumen and financial circumstances of such persons.

4.4 Accredited Investor Status. Holder is an “accredited investor” within the meaning of Regulation D promulgated under the Act.

4.5 The Act. Holder understands that this Warrant and the Shares issuable upon exercise hereof have not been registered under the Act in reliance upon a specific exemption therefrom, which exemption depends upon, among other things, the bona fide nature of the Holder’s investment intent as expressed herein. Holder understands that this Warrant and the Shares issued upon any exercise hereof must be held indefinitely unless subsequently registered under the Act and qualified under applicable state securities laws, or unless exemption from such registration and qualification are otherwise available. Holder is aware of the provisions of Rule 144 promulgated under the Act.

Beamr – SVB Warrant

4.6 Market Stand-off Agreement. The Holder agrees that the Shares shall be subject to the Market Standoff provisions in Section 1.13 of the Investor Rights Agreement or similar agreement, unless the applicable underwriter shall agree to waive such demand in respect of Holder.

4.7 No Voting Rights. Holder, as a Holder of this Warrant, will not have any voting rights until the exercise of this Warrant.

SECTION 5.MISCELLANEOUS.

5.1 Term and Automatic Conversion upon Expiration.

(a) Term. Subject to the provisions of Section 1.6 above, this Warrant is exercisable in whole or in part at any time and from time to time on or before 6:00 PM, Pacific time, on the Expiration Date, and shall be void thereafter.

(b) Automatic Cashless Exercise upon Expiration. In the event that, upon the Expiration Date, the fair market value of one Share (or other security issuable upon the exercise hereof) as determined in accordance with Section 1.3 above is greater than the Warrant Price in effect on such date, then this Warrant shall automatically be deemed on and as of such date to be exercised pursuant to Section 1.2 above as to all Shares (or such other securities) for which it shall not previously have been exercised, and the Company shall, within a reasonable time, deliver a certificate representing the Shares (or such other securities) issued upon such exercise to Holder.

5.2 Legends. The Shares (and the securities issuable, directly or indirectly, upon conversion of the Shares, if any) shall be imprinted with a legend in substantially the following form:

THE SHARES EVIDENCED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR THE SECURITIES LAWS OF ANY STATE AND, EXCEPT AS SET FORTH IN THAT CERTAIN WARRANT TO PURCHASE SHARES ISSUED BY THE ISSUER TO SILICON VALLEY BANK DATED FEBRUARY 19, 2017 MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED UNLESS AND UNTIL REGISTERED UNDER SAID ACT AND LAWS OR IN THE OPINION OF LEGAL COUNSEL IN FORM AND SUBSTANCE SATISFACTORY TO THE ISSUER, SUCH OFFER, SALE, PLEDGE OR OTHER TRANSFER IS EXEMPT FROM SUCH REGISTRATION.

5.3 Compliance with Securities Laws on Transfer. This Warrant and the Shares issuable upon exercise of this Warrant (and the securities issuable, directly or indirectly, upon conversion of the Shares, if any) may not be transferred or assigned in whole or in part except in compliance with applicable US federal and state, Israeli or other non-US securities laws by the transferor and the transferee (including, without limitation, the delivery of investment representation letters and legal opinions reasonably satisfactory to the Company, as reasonably requested by the Company). The Company shall not require Holder to provide an opinion of counsel if the transfer is to SVB Financial Group (Silicon Valley Bank’s parent company) or any other affiliate of Holder, provided that any such transferee is an “accredited investor” as defined in Regulation D promulgated under the Act. Additionally, the Company shall also not require an opinion of counsel if there is no material question as to the availability of Rule 144 promulgated under the Act.

Beamr – SVB Warrant

5.4 Transfer Procedure. After receipt by Silicon Valley Bank of the executed Warrant, Silicon Valley Bank will transfer all of this Warrant to its parent company, SVB Financial Group. By its acceptance of this Warrant, SVB Financial Group hereby makes to the Company each of the representations and warranties set forth in Section 4 hereof and agrees to be bound by all of the terms and conditions of this Warrant as if the original Holder hereof. Subject to the provisions of Section 5.3 5.3and upon providing the Company with written notice, SVB Financial Group and any subsequent Holder may transfer all or part of this Warrant or the Shares issuable upon exercise of this Warrant (or the securities issuable directly or indirectly, upon conversion of the Shares, if any) to any transferee, provided, however, in connection with any such transfer, SVB Financial Group or any subsequent Holder will give the Company notice of the portion of the Warrant being transferred with the name, address and taxpayer identification number of the transferee and Holder will surrender this Warrant to the Company for reissuance to the transferee(s) (and Holder if applicable) ; and provided, further, that any subsequent transferee other than SVB Financial Group shall agree in writing with the Company to be bound by all of the terms and conditions of this Warrant. Notwithstanding any contrary provision herein, at all times prior to the IPO, Holder may not, without the Company’s prior written consent, transfer this Warrant or any portion hereof, or any Shares issued upon any exercise hereof, or any shares or other securities issued upon any conversion of any Shares issued upon any exercise hereof, to any person or entity who directly competes with the Company, except in connection with an Acquisition of the Company by such a direct competitor.

5.5 Notices. All notices and other communications hereunder from the Company to the Holder, or vice versa, shall be deemed delivered and effective (i) when given personally, (ii) on the third (3rd) Business Day after being mailed by first-class registered or certified mail, postage prepaid, (iii) upon actual receipt if given by facsimile or electronic mail and such receipt is confirmed in writing by the recipient, or (iv) on the first Business Day following delivery to a reliable overnight courier service, courier fee prepaid, in any case at such address as may have been furnished to the Company or Holder, as the case may be, in writing by the Company or such Holder from time to time in accordance with the provisions of this Section 5.5. All notices to Holder shall be addressed as follows until the Company receives notice of a change of address in connection with a transfer or otherwise:

SVB Financial Group

Attn: Treasury Department

3003 Tasman Drive, HC 215

Santa Clara, CA 95054

Telephone: (408) 654-7400

Facsimile: (408) 988-8317

Email address: derivatives@svb.com

Notice to the Company shall be addressed as follows until Holder receives notice of a change in address:

BEAMR IMAGING LTD.

Attn.: Sharon Carmel, CEO

23 Menachem Begin Road

Tel-Aviv, Israel

Beamr – SVB Warrant

Telephone: 972 (3) _____________

Facsimile: 972 (3) _____________

Email: sharon@beamr.com

With a copy (which shall not constitute notice) to:

Meitar Liquornik Geva Leshem Tal

Attn: Simcha Koevary, Adv.

16 Abba Hillel Road, Ramat-Gan

Israel, 5250608

Telephone: +972-3-6103100

Facsimile: +972-3-6103111

Email: simchak@meitar.com

5.6 Waiver. This Warrant and any term hereof may be changed, waived, discharged or terminated (either generally or in a particular instance and either retroactively or prospectively) only by an instrument in writing signed by the party against which enforcement of such change, waiver, discharge or termination is sought.

5.7 Attorney’s Fees. In the event of any dispute between the parties concerning the terms and provisions of this Warrant, the party prevailing in such dispute shall be entitled to collect from the other party all costs incurred in such dispute, including reasonable attorneys’ fees.

5.8 Counterparts; Facsimile/Electronic Signatures. This Warrant may be executed in counterparts, all of which together shall constitute one and the same agreement. Any signature page delivered electronically or by facsimile shall be binding to the same extent as an original signature page with regards to any agreement subject to the terms hereof or any amendment thereto.

5.9 Governing Law. This Warrant shall be governed by and construed in accordance with the laws of the State of Israel, without giving effect to its principles regarding conflicts of law, and the parties hereto irrevocably submit to the exclusive jurisdiction of the Courts of Tel Aviv, Israel, in respect of any dispute or matter arising out of or connected with this Warrant.

5.10 Headings. The headings in this Warrant are for purposes of reference only and shall not limit or otherwise affect the meaning of any provision of this Warrant.

5.11 Business Days. “Business Day” is any day that is not a Saturday, Sunday or a day on which Silicon Valley Bank is closed.

5.12 Taxes.

(a) Holder shall bear full responsibility for all tax obligations and consequences relating to the transfer or exercise of this Warrant or sale of the Shares issuable upon the exercise of this Warrant, which by their nature apply to holders of warrants. In the event that the Company is required under applicable law to withhold any tax as a result of the exercise of this Warrant and/or the issuance of the Shares underlying the Warrant, the Company will be entitled to withhold such taxes in accordance with applicable law; provided, however, that if Holder provides the Company with a valid certificate of exemption from tax withholding or a determination applying a reduced withholding tax rate or any other instructions regarding the payment of withholding taxes issued by the Israel Tax Authority, then such withholding (if any) shall be made only in accordance with the provisions of such certificate.

Beamr – SVB Warrant

(b) In the event that the Company is required under Israeli law to withhold taxes in connection with the exercise of this Warrant and/or the issuance of the Shares underlying the Warrant in accordance with the provisions of Section (a) above, the Company shall be entitled to (i) deduct such amounts actually paid by the Company to the Israeli Tax Authority from any cash consideration payable to the Holder as a result of such exercise and/or issuance, as the case may be, or (ii) absent of such sufficient cash consideration, the Holder shall reimburse the Company for such shortfall of cash amount actually withheld by the Company and paid to the applicable Israeli tax authority; in each case provided that: (i) prior to making any tax withholding payment, the Company shall advise Holder in writing of such proposed payment in order to allow Holder to present to the Company a valid certificate of exemption from tax withholding or a determination applying a reduced withholding tax rate or any other instructions regarding the payment of withholding taxes issued by the Israel Tax Authority, (ii) in connection with the tax withheld by the Company, if any, the Company will furnish Holder with proof reasonably satisfactory to Holder indicating that the Company has made all such withholding tax payments, and (iii) the Company will cooperate with Holder in connection with any information and documentation reasonably required by Holder in connection with credits, exemptions, rebates, or other benefits to be obtained by Holder in connection with such withholding payments made by the Company, which credits, exemptions, rebates, or other benefits shall be property of the Holder.

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[Signature page follows]

Beamr – SVB Warrant

IN WITNESS WHEREOF, the parties have caused this Warrant to Purchase Shares to be executed by their duly authorized representatives effective as of the Issue Date written above.

“COMPANY”

BEAMR IMAGING LTD

By:	/s/ Sharon Carmel

Name:	Sharon Carmel (Print)

Title:	CEO

“HOLDER”

SILICON VALLEY BANK

By:	/s/ Sam Subilia

Name:	Sam Subilia
(Print)

Title:	VP

Beamr – SVB Warrant (signature Page)

APPENDIX 1

NOTICE OF EXERCISE

1. The undersigned Holder hereby exercises its right purchase ___________ [Ordinary shares/Series ______ Preferred [circle one] Shares of BEAMR IMAGING LTD (the “Company”) in accordance with the attached Warrant To Purchase Shares, and tenders payment of the aggregate Warrant Price for such shares as follows:

☐	check in the amount of $________ payable to order of the Company enclosed herewith

☐	Wire transfer of immediately available funds to the Company’s account

☐	Cashless Exercise pursuant to Section 1.2 of the Warrant

☐	Other [Describe] __________________________________________

2. Please issue a certificate or certificates representing the Shares in the name specified below:

___________________________________________

Holder’s Name

___________________________________________

___________________________________________

(Address)

3. By its execution below and for the benefit of the Company, Holder hereby restates each of the representations and warranties in Section 4 of the Warrant to Purchase Stock as of the date hereof.

HOLDER:

By:

Name:

Title:

(Date):

Beamr – SVB Warrant

Appendix 1